Exhibit 99.1

Angel Oak Financial Strategies Income Term Trust Reports Announcement by Angel Oak Companies, LP of Acquisition Transaction

ATLANTA — April 1, 2025 — Angel Oak Financial Strategies Income Term Trust (NYSE: FINS) (the “Fund”) today reported that Angel Oak Companies, LP, the parent of Angel Oak Asset Management Holdings, LLC, itself the parent of Angel Oak Capital Advisors, LLC (“Angel Oak”), the investment adviser of the Fund, announced a strategic partnership with Brookfield Asset Management Ltd. (“Brookfield”) in which Brookfield has agreed to acquire a majority of Angel Oak Companies, LP (the “Transaction”). The closing of the Transaction is expected to be completed by September 30, 2025. The Transaction is not expected to result in any material change in the day-to-day management of the Fund. However, the closing of the Transaction is subject to certain conditions, and there can be no assurance that the Transaction will be completed as planned, or that the necessary conditions will be satisfied.

If successful, the closing of the Transaction will result in a change of control of Angel Oak (the “Change of Control”). Consistent with applicable requirements under the Investment Company Act of 1940, as amended (the “1940 Act”), the current investment advisory agreement between Angel Oak and the Fund (the “Existing Advisory Agreement”), contains a provision that the Existing Advisory Agreement will automatically terminate in the event of an “assignment” (as defined in the 1940 Act). The Change of Control will cause an assignment of the Existing Advisory Agreement and will result in the automatic termination of the Existing Advisory Agreement.

At a meeting to be held prior to the anticipated closing of the Transaction, the Board of Trustees (the “Board”) of the Fund will consider the approval of a new investment advisory agreement between Angel Oak and the Fund (the “New Advisory Agreement”). If approved by the Board, the New Advisory Agreement would also need to be approved by shareholders of the Fund at a special meeting of shareholders (the “Special Shareholder Meeting”), at which the Fund’s shareholders will be asked to consider the approval of the New Advisory Agreement. The New Advisory Agreement is expected to have the same advisory fee and substantially similar terms and conditions to the Existing Advisory Agreement. The New Advisory Agreement will not result in any material changes to the Fund’s investment objective and principal investment strategies.

More detailed information about the Change of Control and the proposal to be voted on at the Special Shareholder Meeting will be provided in a forthcoming proxy statement. When you receive your proxy statement, please review it carefully and cast your vote to avoid the additional expense to the Fund of any future solicitations. This Supplement is not a proxy and is not soliciting any proxy, which can only be done by means of a proxy statement.

About FINS

Led by Angel Oak’s experienced financial services team, FINS invests predominantly in U.S. financial sector debt as well as selective opportunities across financial sector preferred and common equity. Under normal circumstances, at least 50% of FINS’ portfolio is publicly rated investment grade or, if unrated, judged to be of investment grade quality by Angel Oak.

About Angel Oak Capital Advisors, LLC

Angel Oak Capital Advisors is an investment management firm focused on providing compelling fixed-income investment solutions to its clients. Backed by a value-driven approach, Angel Oak Capital Advisors seeks to deliver attractive, risk-adjusted returns through a combination of stable current income and price appreciation. Its experienced investment team seeks the best opportunities in fixed income, with a specialization in mortgage-backed securities and other areas of structured credit.

Information regarding the Fund and Angel Oak Capital Advisors can be found at www.angeloakcapital.com.

For additional information regarding the fees and expenses associated with an investment in shares of the Fund, see the prospectus supplement and accompanying prospectus when available.

Past performance is neither indicative nor a guarantee of future results. Investors should read the prospectus supplement and accompanying prospectus, when available, and consider the investment objectives and policies, risk considerations, charges and ongoing expenses of an investment carefully before investing. For more information, please contact your investment representative or EQ Fund Solutions at 866-751-6314.

Cautionary note regarding forward-looking statements

Certain statements contained herein constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause the Fund’s actual results or level of performance to be materially different from any future results or level of performance expressed or implied by such forward-looking statements. Such factors include, among others, those listed in the prospectus supplement and accompany the prospectus when available. As a result of these and other factors, the Fund cannot give you any assurances as to its future results or level of performance, and neither the Fund nor any other person assumes responsibility for the accuracy and completeness of such statements. The Fund undertakes no obligation to publicly update or revise any forward-looking statements made herein.

Media:

Trevor Davis, Gregory FCA for Angel Oak Capital Advisors

443-248-0359

trevor@gregoryfca.com

Company Contact:

Randy Chrisman, Chief Marketing and Corporate IR Officer, Angel Oak Capital Advisors

404-953-4969

randy.chrisman@angeloakcapital.com